Exhibit 10.53

                              REPURCHASE AGREEMENT

         This Repurchase Agreement (the "Agreement") is made and entered into as of December 31, 2001, by and among Thornton Capital Advisors, Inc. and/or Recovery Partners II, LLC ("Investor"), The Credit Store, Inc., a Delaware corporation ( "TCSI") and Plains Commerce Bank (formerly known as Bank of Hoven), a South Dakota state bank (the "Bank").

         WHEREAS, TCSI is party to a certain Repurchase Agreement dated as of November 30, 2000 (the "Bank Agreement") with Bank; and

         WHEREAS, TSCI has the right, on or prior to January 4, 2002, to repurchase the Credit Card Receivables governed by the Bank Agreement; and

         WHEREAS, TCSI has requested Investor, and Investor has agreed, to provide the funds to preserve the ability of TCSI to effect such repurchase, based on the consideration to be furnished pursuant to, and in accordance with the terms and conditions, of this Agreement, and

         WHEREAS, TCSI and Investor have agreed in principle to a term sheet dated as of December 26, 2001 (a copy of which is attached hereto as an Addendum
A), which has been modified as set forth in Addendum B (as such term sheet may be further amended from time to time, the "Stock Term Sheet"); and

         WHEREAS, TCSI arranged for the Bank to transfer the Credit Card Receivables subject to the Bank Agreement to Investor, and Investor has agreed to purchase such Credit Card Receivables from the Bank pursuant to the terms and subject to the conditions herein set forth, including, without limitation, TCSI's retention of a right to repurchase the Credit Card Receivables as herein specified; and

         WHEREAS, Investor and TCSI wish to make arrangements with respect to servicing of the credit card accounts and Credit Card Receivables on behalf of Investor.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                    ARTICLE 1. SALE, PURCHASE AND ASSUMPTION

         1.1 Sale and Purchase.

         As of the Closing Date, upon the terms and subject to the conditions set forth herein, TCSI and the Bank, as their respective interests may appear, hereby sell, assign, transfer, set-over, and otherwise convey to Investor, and Investor hereby purchases and accepts from TCSI and the Bank, all of TCSI's and the Bank's right, title and interest in, to and under (a) the Credit Card Receivables identified with the Credit Card Accounts listed in the Account Schedule, (b) all monies due or to become due after the Closing Date with respect to the Credit Card Receivables including, without limitation, the right to any interest, fees and other charges and collections with respect thereto (such amounts are hereinafter referred to as ("Collections"), and (c) all proceeds of the Credit Card Receivables received on or after the Closing Date.

         1.2 Purchase Price. The purchase price for the Credit Card Receivables sold on the Closing Date (the "Purchase Price") shall be $8,000,000. The Purchase Price shall be paid by Investor on or before 2:00 p.m. on the Closing Date by wire transfer in immediately available funds to a bank account designated by the Bank.

         1.3 Evidence of Transfer.

                  (a) In connection with the sale and assignment of Credit Card Receivables hereunder and in accordance with the other provisions hereof, TCSI and the Bank shall deliver to Investor on the Closing Date an executed Bill of Sale and Assignment (substantially in the form attached hereto as Exhibit A) and executed financing statements (substantially in the form attached hereto as Exhibits B and C), or authorize the filing of such financing statements electronically if such electronic filing is permitted by the laws of the state having jurisdiction thereof. In addition, Bank shall execute and deliver to Investor on the Closing Date an executed assignment of financing statement substantially in the form attached hereto as Exhibit D, or authorize the filing of such financing statements electronically if such electronic filing is permitted by the laws of the state having jurisdiction thereof.

                  (b) In connection with the sale and conveyance of Credit Card Receivables hereunder, TCSI and the Bank shall clearly and unambiguously mark their business records from and after the Closing Date to indicate that the Credit Card Receivables have been sold to Investor.

         1.4 Sale Non-Recourse and Without Warranty. Except as specifically provided in this Agreement, the sale of Credit Card Receivables is made without recourse to the Bank, and are transferred "as is", without warranty or representation of any kind, nature or extent.

         1.5 Conditions to Investor's Obligations. The obligation of Investor to effect a closing of this transaction shall be subject to the following conditions:

                  (a) The representation and warranties of TSCI set forth herein shall be true and correct;

                  (b) Investor shall have received the evidence of transfer set forth in Section 1.3;


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



                  (c) J.L.B. of Nevada, Inc. shall have entered into a subordination agreement with Investor, in form and substance satisfactory to Investor;

                  (d) Investor and Coast shall have entered into a subordination agreement in form and substance satisfactory to Investor;

                  (e) TCSI shall have delivered a completed Servicing Report with respect to the Credit Card Receivables to be delivered on the Closing Date; and

                  (f) TCSI shall have paid the Legal Fees.

         1.6 Conditions to TCSI's and Bank's Obligations. The obligation of TCSI and the Bank to effect a closing of this transaction shall be subject to the following conditions:

                  (a) The representation and warranties of Investor set forth herein shall be true and correct; and

                  (b) Investor shall have paid the Purchase Price as specified in Section 1.2.

         1.7 Recharacterization. In the event that the conveyance of the Credit Card Receivables to Investor hereunder does not constitute a "true sale" to Investor or otherwise is not sufficient, as a matter of any applicable law, to vest Investor with the rights of an owner with respect to such Credit Card Receivables, or is otherwise recharacterized as a financing arrangement, then the parties agree that such conveyance shall be deemed to have granted Investor a first priority security interest in the Credit Card Receivables to secure all of TCSI's obligations under this Agreement, including an obligation of TCSI to repay Investor the Repurchase Price and the Required Return.

                         ARTICLE 2. OPTION TO REPURCHASE

         2.1 Option as to Repurchase. At the times and in the manner specified in Section 2.2, Investor hereby agrees to sell, assign, transfer, set-over, and otherwise convey to TCSI, and TCSI hereby agrees to purchase and accept from Investor, as of the Repurchase Date, all of Investor's right, title and interest in, to and under (a) the Credit Card Receivables, (b) all monies and other Collections due or to become due after the Repurchase Date with respect to the Credit Card Receivables, and (c) all proceeds of the Credit Card Receivables received on or after the Repurchase Date.


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


         2.2 Repurchase Date and Terms of Repurchase. (a) TCSI Option. At TCSI's option, TCSI shall have the right to repurchase all the Credit Card Receivables by giving Investor a repurchase notice and designating a specific business day as the "Repurchase Date."

                  (b) Investor Option. At Investor's option, exercised at any time after the Put Date, Investor may exercise the right to require TCSI to repurchase all the Credit Card Receivables by giving TCSI a repurchase notice and designating a specific business day no earlier than 60 days after the date of such notice as the "Repurchase Date," provided, however, that TSCI may elect to designate an earlier date as the Repurchase Date, in which event the repurchase shall occur on the earlier date specified by TCSI.

                  (c) Automatic Trigger of Repurchase Obligation. Automatically upon the occurrence of an Insolvency Event with respect to TCSI, TCSI shall be required to repurchase the receivables within three business days of such Insolvency Event, which date shall be the "Repurchase Date."

                  (d) Time of Transfer. The Credit Card Receivables shall be retransferred effective as of 11:59 p.m. on the Repurchase Date.

                  (e) Repurchase Price. The repurchase price for the Credit Card Receivables under subparagraphs (a), (b) and (c) hereof shall be equal to the Purchase Price (as the same may have been reduced by payments to Investor other than payments of expenses and Required Return) plus the Required Return through the Repurchase Date (the "Repurchase Price"). The Repurchase Price shall be paid on the Repurchase Date, in either case by wire transfer in immediately available funds to a bank account designated by Investor.

         2.3 Evidence of Retransfer.

                  (a) In connection with the sale and assignment of Credit Card Receivables hereunder, Investor shall deliver to TCSI on the Repurchase Date an executed Bill of Sale and Assignment (substantially in the form attached hereto as Exhibit A) and an executed financing statement (substantially in the form attached hereto as Exhibit B) and a UCC-3 termination statement relating to the Credit Card Receivables being repurchased on such date.

                  (b) In connection with the retransfer to TCSI of Credit Card Receivables hereunder, Investor shall clearly and unambiguously mark its business records from and after the Repurchase Date to show that the Credit Card Receivables have been sold to TCSI.



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


         2.4 Sale Non-Recourse and Without Warranty. Except as specifically provided in this Agreement, the retransfer of Credit Card Receivables is made without recourse to Investor, and are transferred "as is", without warranty or representation of any kind, nature or extent.

         2.5 Right of Investor to Liquidate Credit Card Receivables. In the event that TCSI fails to complete the repurchase of Credit Card Receivables on the Repurchase Date specified in Sections 2.2(a), 2.2(b), or 2.2(c), as the case may be, Investor shall have the right upon three business days prior written notice to TCSI describing such proposed liquidation, in addition to all other rights and remedies as Investor may have hereunder or under applicable law, to liquidate the Credit Card Receivables in such manner as Investor shall determine in its discretion. In the absence of intentional fraud, Investor shall not be required to account to TCSI for the manner in which the Credit Card Receivables are liquidated, but shall furnish to TCSI a detailed report of such liquidation and account to TCSI for any proceeds received in excess of the Repurchase Price and any other amounts due hereunder. TCSI acknowledges that the liquidation rights granted herein constitute a contractual right of a repo participant to cause the liquidation of a repurchase agreement within the meaning of ss.559 of the United States Bankruptcy Code.

         2.6 TCSI Obligation to Pay Repurchase Price; Interest. In the event of a failure of TCSI to complete the repurchase of Credit Card Receivables on the Repurchase Date specified in Sections 2.2(a), 2.2(b), or 2.2(c), TCSI's obligation to pay Investor the Repurchase Price shall bear interest at a rate equal to the Required Return until Investor, whether through receipt of Collections, liquidation of the Credit Card Receivables or of the Collateral, or the receipt of other payments, shall have received in cash an amount equal to the full Repurchase Price plus all such interest.

                    ARTICLE 3. SERVICING AND COLLATERAL RATIO

         3.1 Servicing of Credit Card Accounts.

                  (a) TCSI shall service the Credit Card Accounts in accordance with the terms and conditions set forth in Exhibit E attached hereto. As compensation for TCSI's servicing activities with respect to the Credit Card Accounts, Investor shall pay to TCSI, during the Servicing Fee Payment Period, a servicing fee equal to the amount of net cash proceeds from the Credit Card Receivables in excess of a yield on the unpaid portion of the Purchase Price equal to the Required Return for such period (the "Monthly Yield"). The Servicing Fee shall be offset by TCSI against net cash proceeds collected from the Credit Card Receivables. The Monthly Yield for the prior month shall be distributed to Investor on a monthly basis on the first (1st) day of each month. Other than during the Servicing Fee Payment Period, TCSI shall service the Credit Card Accounts without additional compensation, in consideration for the other covenants and provisions of this Agreement.



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


                  (b) In servicing the Credit Card Accounts, it may be necessary for TCSI to have possession of records and documents relating to and generated as part of the Credit Card Accounts. TCSI's possession shall be only as servicer, and not as owner, and TCSI's continued possession of those records, shall not be evidence of continued ownership of an interest in or control of the Credit Card Accounts or Credit Card Receivables. Furthermore, TCSI expressly agrees that it is acting as Investor's agent and trustee in holding Credit Card Account records and documents, and holds them in trust solely for the benefit of Investor, and not for TCSI's own purposes or use.

         3.2 Funding New Charges on the Credit Card Accounts. TCSI shall apply Collections to fund net new charges and advances on the Credit Card Accounts after the Closing Date. All such new charges and advances shall be deemed to be part of the Credit Card Receivables conveyed to Investor hereunder. In addition, to the extent that on the last business day of any calendar month aggregate Collections (less the payments of Monthly Yield to Investor) for the preceding month are less than the aggregate amount of new Credit Card Receivables arising during such month, TCSI shall pay such difference to Investor or, if for the benefit of the Investor (which thereby gains additional rights to Credit Card Receivables), to the financial institution which issued the credit cards related to the Credit Card Accounts, which payment by TCSI shall be applied to the funding of such new charges and advances.

         3.3 Application of Collections. Collections on the Credit Card Receivables shall be used first to fund new charges and advances in accordance with Section 3.2 hereof; second, to pay Investor its Required Return for such period; third, to pay TCSI any servicing fee to which it may be entitled under
Section 3.1 hereof with respect to such period; and last, any remaining Collections shall be paid to Investor.

         3.4 Maintenance of Collateral Ratio. On or before the tenth (10th) day of each month, TCSI shall determine the extent (the "Collateral Shortfall"), if any, by which the Collateral Ratio as of the last day of the preceding month is less than the Required Collateral Ratio, and shall immediately sell, assign, transfer, and otherwise convey to Investor, without additional consideration, additional Eligible Accounts (the "Additional Credit Card Accounts") equal to the Collateral Shortfall. TCSI shall make such payments to Coast, and shall obtain such releases and other documents from Coast, as shall be necessary or desirable to ensure that Investor's interest in the Additional Credit Card Accounts is free and clear of, and senior to, any rights of Coast to such Additional Credit Card Accounts. In lieu of transferring additional Eligible Accounts, TCSI shall have the option of paying cash to the Investor in reduction of the Repurchase Price, in such amount as may be required to eliminate the Collateral Shortfall.

                      ARTICLE 4. GRANT OF SECURITY INTEREST

         4.1 Collateral. To secure the obligations of TCSI to Investor hereunder, including its obligations to service the Credit Card Accounts and to pay Investor the



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Repurchase Price together with interest as specified in Section 2.6, TCSI grants
Investor a security interest in all of TCSI's interest in the Collateral.

         4.2 Enforcement. In the event of a material default by TCSI in performing its obligations hereunder, Investor may (i) by written notice to TCSI, declare all TCSI's obligations hereunder to be forthwith due and payable, which shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by TCSI, or (ii) subject to the prior rights of Coast in and to the Collateral and to the terms of that certain Subordination Agreement of even date herewith between Investor and Coast ("Subordination Agreement"), exercise all or any of its rights hereunder or as a secured party under the Uniform Commercial Code or under other applicable laws, all of which rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by law.

         4.3 Right to Effect Collections. In order to enable Investor to exercise its rights under Section 4.2, TCSI, subject to the prior rights of Coast in and to the Collateral and to the terms of the Subordination Agreement, hereby irrevocably constitutes and appoints Investor and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any of the following actions: (a) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral or with respect to the Credit Card Accounts; (b) to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral or with respect to the Credit Card Accounts; (c) to direct any party liable for any payment under any of the Collateral or with respect to the Credit Card Accounts to make payment directly to Investor or its designee; (d) to commence, prosecute, settle, compromise or adjust any suits, actions or proceedings at law or in equity in any court of competent jurisdiction for the purpose of collecting any and all such moneys due under any Collateral or with respect to the Credit Card Accounts whenever payable; and (e) to sell, transfer, pledge, make any agreement with respect or otherwise deal with any of the Collateral (or, to the extent their transfer is deemed to have created a security interest, with respect to the Credit Card Accounts) as fully and completely as though the Lender were the absolute owner thereof.

         4.4 Release of Liens. In the event that TCSI sells a portion of the Collateral in the ordinary course of its business, as conducted historically during the three years prior to the date of this Agreement, Investor agrees to execute such evidence of release of its security interests in such Collateral as TCSI reasonably requests, provided that Coast shall have contemporaneously executed a substantially similar release of its security interests in such Collateral. Investor further acknowledges that such ordinary course sales, as described in the preceding sentence, shall not constitute a breach of this Agreement or a violation of Investor's rights as a secured creditor. Irrespective of their characterization for



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any other purpose, the Credit Card Accounts shall not be deemed to constitute
Collateral for purposes of the provisions of this Section 4.4.

                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties. TCSI represents, warrants and covenants as follows as of the Closing Date:

                  (a) The Bank has good and marketable title to the Credit Card Receivables as of the Closing Date, free and clear of any liens, and upon consummation of the transfer contemplated herein, Investor will acquire good and marketable title to the Credit Card Receivables as of the Closing Date, free and clear of any liens.

                  (b) TSCI has good and marketable title to the Collateral, and the Collateral is free and clear of any liens other than the liens of Coast Business Credit and J.L.B. of Nevada, Inc.

                  (c) Neither TCSI nor the Bank have through any action taken by either of them adversely affected the legal, valid, and binding nature of the Credit Card Receivables.

                  (d) In the origination and servicing of each Credit Card Receivable, TCSI has complied and will comply, in all material respects, with all requirements of applicable federal, state, and local laws, and regulations, including, without limitation, to the extent applicable, the federal Truth-in-Lending Act, the federal Equal Credit Opportunity Act, the federal Fair Credit Reporting Act, the federal Fair Debt Collection Practices Act and the Federal Reserve Board's Regulations B and Z ("Applicable Laws").

                  (e) TCSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TCSI has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by TCSI and the performance of its obligations hereunder have been duly authorized by all necessary corporate action.

                  (f) TCSI and the Bank have the power to sell, convey, assign, transfer and deliver the Credit Card Receivables to Investor.

                  (g) Each of the Credit Card Accounts is an Eligible Account.

         5.2 Investor's Representations and Warranties (Closing Date). Investor represents, warrants and covenants as follows as of the Closing Date:

                  (a) Investor has the power to purchase the Credit Card Receivables under the terms and in accordance with this Agreement.


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


                  (b) Investor is duly organized, existing and in good standing in the state of its organization. Investor has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Investor and the performance of its obligations hereunder have been duly authorized by all necessary corporate action.

         5.3 Investor's Representations and Warranties (Repurchase Date). By the retransfer by Investor of Credit Card Receivables on the Repurchase Date, Investor shall be deemed to represent, warrant and covenant as follows as of the Repurchase Date:

                  (a) Investor has good and marketable title to the Credit Card Receivables being repurchased on the Repurchase Date, free and clear of any liens created or suffered by Investor.

                  (b) Investor is duly organized, existing and in good standing in the jurisdiction of its organization. Investor has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Investor and the performance of its obligations hereunder have been duly authorized by all necessary corporate action.

                  (c) Investor has the power to sell, convey, assign, transfer and deliver to TCSI the Credit Card Receivables being repurchased on the Repurchase Date.

                           ARTICLE 6. INDEMNIFICATION

         6.1 Indemnification by TCSI. TCSI hereby agrees to indemnify Investor and hold Investor harmless from any liability, loss, cost or expense (including reasonable outside attorneys' fees) to the extent it is caused by or results from (i) the breach of TCSI's representations or warranties contained in this Agreement; (ii) the breach by TCSI of any of its covenants or agreements contained in this Agreement; (iii) any liability or obligation, contingent or otherwise, arising out of or in connection with TCSI's actions with respect to the Credit Card Receivables prior to the Closing Date, except to the extent that such liability or obligation is expressly assumed by Investor under this Agreement; or (iv) any liability or obligation, contingent or otherwise, arising out of or in connection with TCSI's actions with respect to servicing the Credit Card Receivables pursuant to Section 3.1 and Exhibit E hereto.

         6.2 Indemnification by Investor. Investor hereby agrees to indemnify TCSI and hold it harmless from any liability, loss, cost or expense (including reasonable outside attorneys' fees) to the extent it is caused by or results from (i) the breach by Investor of any of Investor's representations or warranties contained in this Agreement; (ii) the breach by Investor of any of its covenants or agreements contained in this Agreement; or (iii) any liability or obligation, contingent or otherwise, arising out of or in connection with Investor's actions with respect to the Credit Card Receivables following the Closing Date, except to the



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extent that such liability or obligation is expressly assumed by TCSI pursuant to this Agreement.

         6.3 Indemnification Procedures. In case any claim is made, or any suit or action is commenced in respect of which indemnification is sought by it under this Article 6, the indemnified party shall promptly give the indemnifying party notice thereof and the indemnifying party shall be entitled to participate in (or, if indemnified party does not desire to defend, to conduct) the defense thereof at the indemnifying party's expense. The indemnifying party may (but need not) defend or participate in the defense of any such claim, suit or action, but the indemnifying party shall promptly notify the indemnified party if the indemnifying party does not desire to defend or participate in the defense of any such claim, suit or action, or if the indemnifying party disputes liability for indemnity under this Article 6. Thereafter the indemnified party shall defend and, so long as the indemnifying party has not undertaken the defense or is not participating in the defense, the indemnified party may at any time notify the indemnifying party of its intention to settle or compromise any claim, suit or action against the indemnified party in respect of which payments may be sought by the indemnified party hereunder, and the indemnified party may settle or compromise any such claim, suit or action unless the indemnifying party notifies the indemnified party in writing (within ten (10) days after the indemnified party has given written notice of its intention to settle or compromise) the indemnifying party intends to conduct the defense of such claim, suit or action. Any such permitted settlement or compromise by the indemnified party of, or any final judgment or decree entered on or in, any claim, suit or action which the indemnified party has defended and of which the indemnifying party has not elected to defend or to participate in the defense of in accordance herewith, shall be deemed to have been consented to by, and shall be binding upon, the indemnifying party as fully as if the indemnifying party had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree. In all cases in which the indemnifying party is participating in the defense with the indemnified party, the indemnified party shall not settle or compromise any claim or action without the indemnifying party's prior written consent which shall not be unreasonably withheld.

                            ARTICLE 7. MISCELLANEOUS

         7.1 Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when received in person or by postage prepaid, United States certified or registered mail, with return receipt requested, or otherwise actually received by facsimile transmission or by nationally recognized private courier service with receipt acknowledged in both instances, and addressed as follows:


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                  (i)      If to TCSI, to:

                           The Credit Store, Inc.
                           3401 N. Louise Avenue
                           Sioux Falls, SD 57107
                           Attn:  President
                           Fax No.  (605) 338-3486

                  (ii)     If to the Bank, to:

                           Plains Commerce Bank
                           202 Main Street
                           Hoven, SD   57450
                           Attn:  President

                   (ii)    If to Investor, to:

                           Thornton Capital Advisors, Inc.
                           9710 Scranton Road, Suite 160
                           San Diego, CA 92121
                           Attn:  President


         Notwithstanding the foregoing, if any person to whom a properly addressed and prepaid (with return address shown) notice is sent by United States certified or registered mail as stated above, declines delivery thereof, such notice shall be deemed received on the third (3rd) Business Day following the date it was deposited in the United States mail. The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this Section 7.1.

         7.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns and permitted transferees. This Agreement may not be assigned by either TCSI or Investor without the written consent of the other party, such consent not to be unreasonably withheld, provided, however, that the rights of Investor may be transferred among Thornton Capital Advisors, Inc. and Recovery Partners II, LLC without restriction.

         7.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

         7.4 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH DAKOTA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         7.5 Entire Agreement; Amendment. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this



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Agreement. This Agreement may not be modified, amended, waived or supplemented except with the written agreement of each of the parties hereto.

         7.6 No Consequential Damages. Neither Investor nor TCSI nor Bank shall be liable one to any of the others for any indirect, incidental or consequential damages as a result of any breach of any covenant, warranty, representation or obligation under this Agreement.

         7.7. Costs and Expenses. TCSI shall promptly reimburse Investor, on demand, for all costs and expenses (including, without limitation, all filing and recording fees and taxes, reasonable attorneys' and paralegals' fees and expenses, and out-of-pocket audit expenses) incurred by Investor in connection with the negotiation, preparation, execution and delivery of this Agreement, any amendment, supplement or modification of the terms thereof, or any waiver or consent thereunder or in respect thereof, and the consummation of the transactions contemplated hereby and thereby, and the enforcement of any rights of Investor thereunder or with respect to the Collateral or the Credit Card Receivables.

ARTICLE 8.  DEFINITIONS

         8.1 Definitions. As used in this Agreement, the following terms will have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined).

         "Account Schedule" means the list of Credit Card Accounts the receivables of which are sold to Investor pursuant to this Agreement, such list to be delivered to Investor on the Closing Date, as such list may be amended or supplemented from time to time pursuant to the terms of this Agreement.

         "Additional Credit Card Accounts" means the VISA or MasterCard credit card accounts transferred to Investor from time to time in accordance with
Section 3.4.

         "Applicable Laws" has the meaning given such term in Section 5.1(d).

         "Bank" means Plains Commerce Bank (formerly known as Bank of Hoven), a South Dakota state bank and its successors and permitted assigns.

         "Bank Agreement" shall have the meaning set forth in the preamble.

         "Cancellation Date" means the date on which the Stock Transaction is abandoned or canceled by either TCSI or by Investor, provided that the Cancellation Date shall not be deemed to have occurred if (a) Investor breaches its obligations under the definitive documentation reflecting the Stock Transaction or if (b) Investor refuses to execute such definitive documentation notwithstanding TCSI's consent to all provisions of such documentation reasonably requested by Investor pursuant to the Stock Term Sheet, including provisions related to material adverse change related to TCSI or its business.

         "Closing Date" means January 4, 2002.

         "Coast" means Coast Business Credit, a division of Southern Pacific
Bank.

         "Collateral" means all of TCSI's interest in the following, whether now owned or hereinafter acquired, and wherever located: All Receivables, Inventory, Equipment, Investment Property, and General Intangibles, including without limitation all of TCSI's Deposit Accounts and all money, and all property now or at any time in the future in Investor's possession (including claims and credit balances), and all proceeds of any of the foregoing (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing.

         "Collateral Ratio" means, as of any date of measurement, the ratio of Credit Card Receivables in Eligible Accounts to the Repurchase Price which would be due if (notwithstanding any provisions of this Agreement related to the timing of the Repurchase Date), the date of measurement were the Repurchase Date.

         "Collateral Shortfall" has the meaning given such term in Section 3.4.

         "Collections" has the meaning given such term in Section 1.1.

         "Credit Card Accounts" means the VISA or MasterCard credit card accounts identified in TCSI's records as Pool Identification Number 1998003, Pool Identification Number 1998006, and Pool Identification Number 2000014 that are described in the Account Schedule on the Closing Date, and the Additional Credit Card Accounts. A Credit Card Account includes any related "relationship account" resulting from the earlier account having been reported as lost or stolen.

         "Credit Card Receivables" means all the outstanding loans and other credit resulting from cash advances, purchases, balance transfers or any other charges on the Credit Card Accounts, whether existing on the date hereof or thereafter arising, together with all interest income, finance charges, membership fees, usage fees, transaction charges, late charges, over limit charges, return check charges, and all other rights to payment or compensation related to the Credit Card Accounts.

         "Deposit Account" shall have the meaning set forth in the Uniform Commercial Code, as enacted in South Dakota as of the date hereof.

         "Documentation Date" means the date on which TCSI and Investor execute definitive documentation obligating each of them to proceed with the Stock Transaction.

         "Eligible Account" means a credit card account that satisfies each of the following criteria as of the Closing Date: (a) the receivables in such credit card account are payable in United States dollars; (b) the obligor on such credit card account has provided, as its billing address, an address located in the United States or its territories or possessions or a United States military address; (c) if a credit card account has been identified by TCSI in its computer files as stolen or lost, there is a replacement account that has been delivered to Bank; (d) such credit card account has not been sold, assigned or pledged to any other party and does not have receivables which, at such time, are sold, assigned or pledged to any other party; (e) such credit card account has not been cancelled; (f) the receivables in such credit card account are bona fide and fully collectible in the full amount thereof, and the holder of such account has not disputed such charges; (g) the account is not over 180 days delinquent; and (h) the holder of the account is not the subject of any pending insolvency proceeding.

         "Equipment" means all of TCSI's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dies, jigs, goods and other goods (other than Inventory) of every kind and description used in TCSI's operations or owned by TCSI and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

         "General Intangibles" means all general intangibles of TCSI, whether now owned or hereinafter created or acquired by TCSI, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, investment property, inventions, designs, drawings, blueprints, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort, or otherwise), and all judgments now or hereafter arising therefrom, all claims of TCSI against Investor, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including, without limitation, life insurance, key man insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to TCSI, all rights to indemnification and all other intangible property of any kind and nature (other than Receivables).

         "Insolvency Event" means the occurrence of any of the following: (a) the commencement by TCSI of a proceeding under the United States Bankruptcy Code; (b) if an involuntary proceeding is commenced against TCSI under the United States Bankruptcy Code, the failure of such proceeding to be dismissed within 30 days of the filing thereof; (c) the appointment of a receiver, trustee or custodian, for all or any part of the property of TCSI or an assignment of the benefit of its creditors; (d) the commencement of any proceeding by TCSI under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law, or statute of any jurisdiction, now or in the future in effect; or

(e) the passing of a resolution by the Board of Directors TCSI authorizing any person to take any of the actions or to commence any of the proceedings described in this paragraph.

         "Inventory" means all of TCSI's now owned or hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit, and including without limitation all farm products), and all materials and supplies of every kind, nature and description which are or might be used or consumed in TCSI's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts documents of title or other documents representing any of the foregoing.

         "Investment Property" shall have the meaning set forth in the Uniform Commercial Code, as enacted in South Dakota as of the date hereof.

         "Legal Fees" means the fees and costs of Sidley Austin Brown & Wood, counsel to Investor, in connection with the transaction described herein.

         "Monthly Yield" has the meaning given such term in Section 3.1.

         "Placement Fee" means the fee of 1/2 of 1% per annum payable to Thornton Capital Advisors, Inc. in connection with this transaction.

         "Purchase Price" has the meaning given such term in Section 1.2(b).

         "Put Date" shall mean the earliest of (a) the Cancellation Date; (b) the date of a material default under this Agreement which has not been remedied within three business days after written notice of such default is delivered to TCSI; or (c) May 1, 2002.

         "Receivables" means all of TCSI's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents, securities accounts, investment property and all other forms of obligations at any time owing to TCSI, all guaranties and other security therefor, all merchandise returned to or repossessed by TCSI, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

         "Repurchase Date" shall mean the earliest of the dates specified in Sections 2.2(a), 2.2(b), and 2.2(c).

         "Repurchase Price" has the meaning given such term in Section 2.2(e).

         "Required Collateral Ratio" means a Collateral Ratio of at least 125%.

         "Required Return" means cash in an amount sufficient to provide Investor with a pre-tax rate of return on the Purchase Price, taking into account all cash received by Investor, of (a) 12% per annum for the period which is prior to the Return Change Date and

(b), 37 1/2 % per annum thereafter. The Required Return shall be inclusive of a 1/2 of 1% Placement Fee.

         "Return Change Date" means the earlier of (a) the Cancellation Date, and (b) March [5], 2002 [the 60th day after the Closing Date].

         "Servicing Fee Payment Period" means the time period (a) from and after the Closing Date until January 21, 2002, and (b) from and after the Documentation Date until the Cancellation Date, provided in either case that TCSI is not then in material default of its obligations under this Agreement.

         "Servicing Report" means a completed report, in the form of Exhibit F hereto, dated and accurate as of the last date of the month preceding the month in which such Servicing Report is delivered, which shall in addition include a trial balance and aging report on the Credit Card Receivables described therein.

         "Stock Term Sheet" shall have the meaning set forth in the preamble.

         "Stock Transaction" means the proposed transaction between TCSI and Investor which is described in the Stock Term Sheet.

         "TCSI" means The Credit Store, Inc., a Delaware corporation, and its successors and permitted assigns.

                  IN WITNESS WHEREOF, Investor and TCSI each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                       THE CREDIT STORE, INC.


                                       By:  /s/ Michael J. Philippe
                                            ------------------------------------
                                             Its Chief Financial Officer

                                       PLAINS COMMERCE BANK (formerly
                                       known as BANK OF HOVEN)


                                       By:  /s/ Stephen Hageman
                                            ------------------------------------
                                         Title:  President/CEO

                                       THORNTON CAPITAL ADVISORS, INC.



                                       By:  /s/ Mark Bernier
                                            ------------------------------------
                                         Title:  President

                                       RECOVERY PARTNERS II, LLC
                                       By:  Thornton Capital Advisors, Inc., its
                                       managing member

                                       By:  /s/ Mark Bernier
                                            ------------------------------------
                                             Title:Its President

                                    EXHIBIT A

                           BILL OF SALE AND ASSIGNMENT

         For value received and subject to the terms and conditions of the Repurchase Agreement dated as of December 31, 2001 (the "Agreement") among The Credit Store, Inc., a Delaware corporation ("TCSI"), Plains Commerce Bank (formerly known as Bank of Hoven), a South Dakota State Bank ("Bank"), and Thornton Capital Advisors and/or Recovery Partners II ("Investor"), TCSI and the Bank hereby transfer, sell, assign, convey, grant, bargain, set over and deliver to Investor, and to Investor's successors and assigns, certain Credit Card Receivables described in the Agreement.

         Except as provided in the Agreement, this Bill of Sale and Assignment is executed by TCSI without recourse and without representations or warranties.

         This Bill of Sale and Assignment is executed by Bank without recourse and without representations or warranties, except that Bank warrants that it has good and marketable title to the Credit Card Receivables as of the Closing Date, free and clear of any liens created or suffered by the Bank, and has the corporate authority to transfer such Credit Card Receivables to Investor as contemplated by the Repurchase Agreement.

THE CREDIT STORE, INC.
a Delaware corporation

By:
   -------------------------------
   Name:
        --------------------------
   Title:
         -------------------------
PLAINS COMMERCE BANK (formerly known as BANK OF HOVEN) a South Dakota state bank

By:
   -------------------------------
   Name:
        --------------------------
   Title:
         -------------------------
   Date: ____________________, 2002

                                    EXHIBIT E

                   ASSIGNMENT OF FINANCING STATEMENT FROM BANK

         [FORM OF IN-LIEU DELAWARE FILING AND ASSIGNMENT TO BE ATTACHED]

                                    EXHIBIT E

                               CREDIT CARD ACCOUNT

                         SERVICING TERMS AND CONDITIONS

         1. Servicing of Credit Card Accounts. TCSI shall perform its normal and customary servicing with respect to the Credit Card Receivables, as specified more particularly in this Section 1 of this Exhibit "E all in accordance with good business policies, practices, procedures and internal controls applicable to the management and administration of credit cards and, without limiting the foregoing, specifically in accordance with standards and practices employed by TCSI for bank credit card receivables owned by TCSI for its account. In conducting servicing, TCSI shall manage, perform and enforce the terms of the cardholder agreements and enforce any and all of the obligations and liabilities of cardholders under such cardholder agreements in accordance with the exercise of TCSI's prudent business practices, which, without limitation, shall include providing customer service, security and fraud monitoring and control, collections and payment processing. In performing its servicing duties hereunder, TCSI shall use its best efforts to meet the following standards:

                  1.1 Customer service correspondence shall be responded to in thirty (30) days or less;

                  1.2 Customer calls shall be answered within sixty (60) seconds;

                  1.3 Customer service call abandon rates shall be five percent (5%) or less;

                  1.4 Payments received by 9:00 a.m. at the remittance address shall be effective dated the day of receipt; and

                  1.5 Collection efforts must consist of a minimum of three telephone attempts and one collection letter per month for accounts one or more billing cycles delinquent, with the first telephone attempt being made within ten (10) days following the occurrence of the delinquency.

         2. Charge-Back Processing. Investor acknowledges that, in the course of servicing credit card accounts, TCSI shall act as an intermediary between Cardholders and merchants in the satisfaction of disputed charges. TCSI will receive and register each such dispute and perform all functions necessary to discharge its responsibilities under the By-Laws and Operating Rules of Visa(R) or MasterCard(R), as the case may be, including strict adherence to rules and regulations relating to consumer disputes and merchant resolutions. In the event, however, that such efforts are wholly or partially unsuccessful, then charges which remain unresolved between a cardholder and the merchant, commonly referred to as "charge-backs," shall be deducted from the Credit Card Receivables, and TCSI shall be obligated to transfer to Investor a substitute credit card receivable, in like amount, in order to maintain the Collateral Ratio as specified in the Repurchase Agreement.

         3. Segregation of Activity. TCSI will employ all necessary means to ensure that all activity pertaining to credit card accounts is appropriately segregated from other operations of TCSI. Such means shall include the maintenance of regular separate reporting capability for all material items of accounting information regarding the Credit Card Receivables. TCSI shall provide Investor with monthly cash flow and delinquency reports regarding the Credit Card Receivables. All Collections and proceeds thereof shall be held by TCSI in trust for Investor except during the Servicing Fee Payment Period.

         4. Inspection Rights. TCSI shall permit Investor, or any agent, designee or representative of Investor to have full and free access during normal business hours upon reasonable prior notice to all the books, correspondence, computer data and records of TCSI insofar as they relate to the Credit Card Receivables. Investor shall have the right, at its expense, upon reasonable notice to TCSI, to conduct an audit of all or any portion of the records (including computerized records) of TCSI as the same pertain to the Credit Card Receivables.

         5. Compliance with Laws. TCSI shall comply in all material respects with applicable laws, rules and regulations applicable to the servicing of the Credit Card Receivables.

         6. Interruption of Servicing. If TCSI is prevented from performing its obligations under this Agreement, due to causes beyond its reasonable control, including without limitation, strikes, riots, tornadoes, fires, power failures, the failure or closure of a financial institution, machine breakdowns, computer-associated equipment outages, or any other catastrophe rendering its data processing center wholly or partially inoperable, TCSI shall not be liable for any loss or damage to Bank. TCSI shall, through its own facilities, suppliers of computer equipment, or other processors, use its reasonable efforts to promptly provide processing services of comparable quality to those which had been provided by TCSI prior to the disruption in services.

         7. Term of Servicing Agreement. The term of TCSI's obligation to service the credit card accounts pursuant to this Agreement shall expire on the earlier to occur of (x) the second anniversary of the Closing Date and (y) the Repurchase Date. At any time after default by TCSI under this Agreement, Investor may terminate this Servicing Agreement upon ninety (90) days written notice, provided, however, that Investor shall have the right to terminate this Servicing Agreement effective immediately upon written notice in the event of a failure by TCSI to turn over the proceeds of Collections to Investor in accordance with this Agreement, or any other act of fraud or conversion by TCSI.

         8. Servicing Report. TCSI shall deliver a Servicing Report to Investor on or before the tenth (10th) day of each month.

                                    EXHIBIT F

                            FORM OF SERVICING REPORT

                              [TO BE ADDED BY TCSI]

                                   ADDENDUM A
                 DECEMBER 26, 2002 STOCK TRANSACTION TERM SHEET

                              [TO BE ADDED BY TCSI]

                                   ADDENDUM B

                                [TCSI LETTERHEAD]

Mark Bernier
President and CEO

Thornton Capital Advisors, Inc.
9710 Scranton Road
San Diego, CA 92121

Dear Mark:

         Reference is made herewith to the Revised Term Sheet (the "Stock Term Sheet") between us and yourselves, dated December 26, 2001 which describes a potential transaction (the "Stock Transaction").

         Contemporaneously herewith, you and we are executing a Repurchase Agreement, pursuant to which you will purchase certain Credit Card Receivables for a price of $8,000,000, subject to certain circumstances under which we will repurchase those Credit Card Receivables (the "Repurchase"). Capitalized terms not otherwise defined herein shall have the same meaning as in the Repurchase Agreement.

         This letter will confirm the following understandings which we have reached with respect to the Stock Term Sheet in light of the Repurchase Agreement.

         In the event the Repurchase has not occurred by the time that the Stock Transaction is consummated, then (a) Investor shall contribute the Credit Card Receivables and its rights under the Repurchase Agreement to Newco (as defined in the Stock Term Sheet); and (b) such contribution shall be deemed, to the extent of then-applicable Repurchase Price, to be a partial satisfaction of Investor's obligation to deliver cash to CS. Specifically, the $25 million requirement in the Stock Term Sheet will be deemed to have been funded to the extent of the Repurchase Price as of the date such Credit Card Receivables are contributed, and such amount of additional funding will be reduced to $25 million, less such Repurchase Price. In addition, the $18,750,000 requirement in the Stock Term Sheet for an increase in TCSI net worth will be deemed to have been satisfied to the extent of the Repurchase Price as of the date such Credit Card Receivables are contributed, and the amount of additional net worth contribution shall be reduced to $18,750,000, less such Repurchase Price.

         Upon Investor's contribution of the Credit Card Receivables to Newco, in accordance with the preceding paragraph, the rights of Investor under the Repurchase Agreement shall be vested in Newco and shall constitute an intercompany obligation between us and Newco.

         This letter will also confirm that the Board of Directors of The Credit Store has approved the Stock Term Sheet as modified by this letter, and that we are committed to documenting and closing the Stock Transaction as soon as possible. Notwithstanding the foregoing, neither party shall have any obligation to the other with respect to the Stock Transaction until resolution of all contract matters, completion of due diligence and the execution of formal contract documents.

                                            Very truly yours,



                                            ------------------------------------